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                                                                   EXHIBIT 10.15

                                 MEMBER INTEREST
                             MODIFICATION AGREEMENT
                                AND AMENDMENT TO
                             JOINT VENTURE AGREEMENT

                                  BY AND AMONG


                       ALTERNATIVE LIVING SERVICES, INC.,

                          DAYS DEVELOPMENT COMPANY, LC,

                   DAYS DEVELOPMENT OF NORTH CAROLINA, L.L.C.,

                     AND THE OTHER PARTIES SIGNATORY HERETO




                                   DATED AS OF

                                 JANUARY 8, 1997






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                                TABLE OF CONTENTS

                                                                                                               PAGE
         1.       Definitions...................................................................................  2

         2.       Agreement to Alter Rights and Interests in 80/20 Entities.....................................  3
                  2.1      Alteration of Ownership of 80/20 Entities............................................  3
                  2.2      Reconciliation Payment...............................................................  3
                  2.3      The Closing..........................................................................  3
                  2.4      Deliveries at the Closing............................................................  3

         3.       Representations and Warranties of DD..........................................................  4
                  3.1      Legal Status.........................................................................  4
                  3.2      Authority............................................................................  4
                  3.3      No Violation.........................................................................  4
                  3.4      Brokers' Fees........................................................................  4
                  3.5      DD Interest/Title....................................................................  5
                  3.6      Required Consents....................................................................  5

         4.       Representations and Warranties of DD-Carolina.................................................  5
                  4.1      Legal Status.........................................................................  5
                  4.2      Authority............................................................................  5
                  4.3      No Violation.........................................................................  6
                  4.4      Brokers' Fees........................................................................  6
                  4.5      DD Interest/Title....................................................................  6
                  4.6      Required Consents....................................................................  6

         5.       Representations and Warranties of ALS.........................................................  6
                  5.1      Legal Status.........................................................................  7
                  5.2      Authority............................................................................  7
                  5.3      No Violation.........................................................................  7
                  5.4      No Brokers or Finders................................................................  7
                  5.5      Required Consents....................................................................  7

         6.       Amendments to Joint Venture Agreement.........................................................  7
                  6.1      Definitions..........................................................................  8
                  6.2      Covenants............................................................................  8

         7.       Conditions to ALS's Obligation to Close....................................................... 21
                  7.1      Representations and Warranties....................................................... 21
                  7.2      Performance.......................................................................... 21
                  7.3      Litigation........................................................................... 21
                  7.4      No Material Adverse Event............................................................ 21
                  7.5      Proceedings and Instruments Satisfactory............................................. 21
                  7.6      Other Documents...................................................................... 22
                  7.7      Required Consents.................................................................... 22





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
         8.       Conditions to DD's and DD-Carolina's Obligation to Close...................................... 22
                  8.1      Representations and Warranties....................................................... 22
                  8.2      Performance.......................................................................... 22
                  8.3      Litigation........................................................................... 22
                  8.4      Proceedings and Instruments Satisfactory............................................. 22
                  8.5      Other Documents...................................................................... 23

         9.       Termination, Amendment and Waiver............................................................. 23
                  9.1      Termination of Agreement............................................................. 23
                  9.2      Amendment, Extension and Waiver...................................................... 24

         10.      Other Agreements.............................................................................. 24
                  10.1     Amendment to Operating Agreements.................................................... 24

         11.      Miscellaneous................................................................................. 24
                  11.1   Survival of Representations and Warranties............................................. 24
                  11.2   Expenses, Taxes, Etc................................................................... 24
                  11.3   Further Assurances..................................................................... 24
                  11.4   Successors and Assigns................................................................. 24
                  11.5   Severability........................................................................... 24
                  11.6   Entire Agreement....................................................................... 25
                  11.7   Headings............................................................................... 25
                  11.8   Notices................................................................................ 25
                  11.9   Law Governing.......................................................................... 26
                  11.10  Counterparts/Telecopies................................................................ 26
                  11.11  No Third Party Beneficiaries........................................................... 26
                  11.12  Construction........................................................................... 26
                  11.13  Number; Gender......................................................................... 27
                  11.14  Incorporation of Schedules and Exhibits................................................ 27
                  11.15  Taxes and Fees......................................................................... 27


                                    SCHEDULES

Schedule A  Holders of Interests in 80/20 Entities










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                                 MEMBER INTEREST
                             MODIFICATION AGREEMENT
                    AND AMENDMENT TO JOINT VENTURE AGREEMENT


         THIS MEMBER INTEREST MODIFICATION AGREEMENT AND AMENDMENT TO JOINT VENTURE AGREEMENT, dated as of January 8, 1997 ("Agreement"), by and among Alternative Living Services, Inc., a Delaware corporation ("ALS"), Days Development Company, LC, a Virginia limited liability company ("DD"), Days Development of North Carolina, L.L.C., a North Carolina limited liability company ("DD- Carolina") and the DD Entities (hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, DD-Carolina or another DD Entity and ALS own all of the member interests in (i) Wynwood of Chapel Hill, LLC, a North Carolina limited liability company ("Chapel Hill"); (ii) Clare Bridge of Cary, LLC, a North Carolina limited liability company ("Cary"); (iii) Clare Bridge of Winston-Salem, LLC, a North Carolina limited partnership ("Winston-Salem"); (iv) Clare Bridge of Greensboro, LLC, a North Carolina limited partnership ("Greensboro"); (v) Wynwood of Greensboro, LLC, a North Carolina limited partnership ("Greensboro II"); (vi) Clare Bridge of Charlotte, LLC, a North Carolina limited partnership ("Charlotte"); and (vii) Wynwood of Charlotte, LLC, a North Carolina limited partnership ("Charlotte II"; each of Chapel Hill, Cary, Winston- Salem, Greensboro, Greensboro II, Charlotte and Charlotte II being referred to herein individually as an "Existing Entity", and collectively as the "Existing Entities");

         WHEREAS, DD and ALS have entered into that certain Joint Venture Agreement dated as of November 15, 1995 (the "Joint Venture Agreement"), pursuant to which DD and ALS have set forth their agreement with respect to the future development, construction and joint ownership of assisted living and/or specialty care facilities for the elderly in North Carolina and South Carolina;

         WHEREAS, DD-Carolina has agreed to be bound by all the provisions of the Joint Venture Agreement pursuant to that certain Agreement to be Bound to Joint Venture Agreement dated as of November 15, 1995; and

         WHEREAS, DD, DD-Carolina, the DD Entities and ALS desire to amend and revise the Joint Venture Agreement and their respective rights and interest with respect to each of the Existing Entities other than Chapel Hill and Cary (each such Existing Entity referred to as a "80/20 Entity" and collectively as "80/20 Entities") in the manner set forth herein.






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         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. In addition to the other definitions contained elsewhere herein, the following definitions shall apply for purposes of this Agreement:

                  "80/20 Entity" and "80/20 Entities" shall have the meanings set forth in the premises of this Agreement.

                  "Business Day" shall mean each day upon which state and national banks are open for business in the City of Milwaukee, Wisconsin.

                  "Closing" shall have the meaning set forth in Section 2.3 hereof.

                  "Closing Date" shall have the meaning set forth in
Section 2.3 hereof.

                  "DD Assignment" shall mean an assignment of a portion of the DD Interests pursuant to Section 2.1 hereof to be executed and delivered at Closing by each DD Entity.

                  "DD Entity" shall mean each affiliate of DD or DD- Carolina that is a member of any of the 80/20 Entities as set forth on Schedule A attached hereto.

                  "DD Interests" shall mean all of the member (or equity) interests of the DD Entities in the 80/20 Entities.

                  "Existing Entity" and "Existing Entities" shall have the meanings set forth in the premises of this Agreement.

                  "Joint Venture Agreement" shall have the meaning set forth in the premises of this Agreement.

                  "Law" shall mean any federal, state, or local law, rule, regulation or governmental requirement of any kind, including without limitation those governing the handling, management and disposal of infectious wastes or medical wastes, and the rules, regulations and orders promulgated thereunder.

                  "Operating Agreements" shall mean the limited liability company operating agreements with respect to each of the 80/20 Entities.





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                  "Person" shall mean a natural person, corporation, trust,
partnership, limited liability company, governmental entity, agency or branch or department thereof, or any other legal entity.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.       AGREEMENT TO ALTER RIGHTS AND INTERESTS IN 80/20
ENTITIES.

                  2.1 ALTERATION OF OWNERSHIP OF 80/20 ENTITIES. On and subject to the terms and conditions of this Agreement, the parties hereto agree to alter the member interest of each of ALS and the respective DD Entity with respect to each of the 80/20 Entities such that ALS has an 80% member interest therein and the applicable DD Entity shall have a 20% member interest therein, with such alteration of member interests to be confirmed and reflected in an Operating Agreement with respect to such 80/20 Entity as contemplated by Section 10.1 hereto. If such DD Entity shall be any person other than DD or DD-Carolina, then DD and DD-Carolina shall cause such DD Entity to authorize, execute and approve the modification of member interests and Operating Agreement (or the amendment thereto) contemplated hereby. To the extent that as of the Closing Date the aggregate equity capital contributed to the 80/20 Entities by the DD Entities exceeds 25% of the aggregate equity capital contributed to the 80/20 Entities by ALS and its affiliates, then ALS shall pay said excess amount (the "Reconciliation Payment") to DD, as agent for all of the DD Entities, at the Closing in the manner provided in Section 2.2 hereof.

                  2.2 RECONCILIATION PAYMENT. ALS agrees to pay at the Closing (hereinafter defined) the Reconciliation Payment, by certified or bank check or by wire transfer, to an account (or accounts) designated in writing by DD.

                  2.3 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin in Atlanta, Georgia, commencing at 10:00, a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of ALS, DD and DD-Carolina to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other place, date and time as ALS, DD and DD-Carolina may mutually determine (the "Closing Date").

                  2.4 DELIVERIES AT THE CLOSING. At the Closing, (i) all DD Entities shall deliver to ALS a DD Assignment duly executed by each of them,
(ii) ALS shall deliver to DD and DD-Carolina the




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payment payable pursuant to Section 2.2 hereof, and (iii) each DD Entity and ALS shall execute and deliver an Operating Agreement (or amendment thereto) to incorporate and effectuate the amendments thereto and agreements contemplated by this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF DD. DD represents and warrants to ALS that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made).

                  3.1 LEGAL STATUS. DD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Virginia and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  3.2 AUTHORITY. The execution and delivery of this Agreement and all other instruments to be executed and delivered by DD pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the members of DD. No other act or proceeding on the part of DD or its members is necessary to authorize this Agreement, the other instruments to be executed and delivered by DD pursuant hereto or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by DD pursuant hereto will constitute, the legal, valid and binding agreements of DD, enforceable against DD in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                  3.3 NO VIOLATION. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by DD pursuant hereto, nor the consummation by DD of the transactions contemplated hereby or thereby (a) will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which DD is bound or (b) will violate or conflict with or constitute a default under any term or provision of the articles of organization, the operating agreement, or any other document governing DD.

                  3.4 BROKERS' FEES. DD has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which ALS could become liable or obligated.





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                  3.5 DD INTEREST/TITLE. The DD Entities hold of record and own beneficially the DD Interest in the 80/20 Entities as described on Schedule A, attached hereto, free and clear of any restrictions on transfer (other than ALS's rights pursuant to Section 2.1 hereof and any restrictions set forth in the Operating Agreement for the respective 80/20 Entity and any restrictions under the Securities Act and applicable state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, and all other claims of any type. No DD Entity is a party to any option, warrant, purchase right, or other contract or commitment that could require such DD Entity to sell, transfer, or otherwise dispose of all or any part of its respective DD Interest (other than this Agreement), and no DD Entity has sold, transferred or conveyed any interest in any 80/20 Entity to any other person.

                  3.6 REQUIRED CONSENTS. There are no third-party approvals or consents required for the consummation at the Closing of the transactions contemplated hereby which have not been obtained.

         4. REPRESENTATIONS AND WARRANTIES OF DD-CAROLINA. Each DD Entity and DD-Carolina represent and warrant to ALS that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made).

                  4.1 LEGAL STATUS. DD-Carolina and each DD Entity is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to own, lease and operate its respective assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  4.2 AUTHORITY. The execution and delivery of this Agreement and all other instruments to be executed and delivered by DD-Carolina and each DD Entity pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the members of DD-Carolina and each DD Entity. No other act or proceeding on the part of DD-Carolina or any DD Entity or their members is necessary to authorize this Agreement, the other instruments to be executed and delivered by DD-Carolina or any DD Entity pursuant hereto or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by DD-Carolina and each DD Entity pursuant hereto will constitute, the legal, valid and binding agreements of DD-Carolina or the applicable DD Entity, enforceable against DD-Carolina or such DD Entity, as applicable, in accordance with their respective terms




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(except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                  4.3 NO VIOLATION. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by DD-Carolina or any DD Entity pursuant hereto, nor the consummation by DD-Carolina or any DD Entity of the transactions contemplated hereby or thereby (a) will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which DD-Carolina or any DD Entity is bound or (b) will violate or conflict with or constitute a default under any term or provision of the articles of organization, the operating agreement, or any other document governing DD-Carolina or any DD Entity.

                  4.4 BROKERS' FEES. Neither DD-Carolina nor any DD Entity has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which ALS could become liable or obligated.

                  4.5 DD INTEREST/TITLE. The DD Entities hold of record and own beneficially the DD Interest in the 80/20 Entities as described on Schedule A, attached hereto, free and clear of any restrictions on transfer (other than ALS's rights pursuant to Section 2.1 hereof and any restrictions set forth in the Operating Agreement for the respective 80/20 Entity and any restrictions under the Securities Act and applicable state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, and all other claims of any type. No DD Entity is a party to any option, warrant, purchase right, or other contract or commitment that could require such DD Entity to sell, transfer, or otherwise dispose of all or any part of its respective DD Interest (other than this Agreement), and no DD Entity has sold, transferred or conveyed any interest in any 80/20 Entity to any other person.

                  4.6 REQUIRED CONSENTS. There are no third-party approvals or consents required for the consummation at the Closing of the transactions contemplated hereby which have not been obtained.

         5. REPRESENTATIONS AND WARRANTIES OF ALS. ALS represents and warrants to DD, DD-Carolina and each DD Entity that the statements contained in this
Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made).





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                  5.1 LEGAL STATUS. ALS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  5.2 AUTHORITY. The execution and delivery of this Agreement and all other instrument to be executed and delivered by ALS pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ALS. No other corporate act or proceeding on the part of ALS or its stockholders is necessary to authorize this Agreement, the other instruments to be executed and delivered by ALS pursuant hereto or the transactions contemplated hereby or thereby, including the payment by ALS of the Purchase Price. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by ALS pursuant hereto will constitute, the legal, valid and binding agreements of ALS, enforceable against ALS in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                  5.3 NO VIOLATION. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by ALS pursuant hereto, nor the consummation by ALS of the transactions contemplated hereby or thereby (a) will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which ALS is bound or (b) will violate or conflict with or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of ALS.

                  5.4 NO BROKERS OR FINDERS. ALS has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which DD and DD-Carolina could become liable or obligated.

                  5.5 REQUIRED CONSENTS. There are no third-party approvals or consents required for the consummation at the Closing of the transactions contemplated hereby which have not been obtained.

         6. AMENDMENTS TO JOINT VENTURE AGREEMENT. Effective at the Closing, the Joint Venture Agreement is hereby amended as set forth in this Section 6; provided, however, that the parties hereto recognize that the terms of the operating agreements for Chapel




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Hill and Cary are not consistent with certain provisions of this Section 6 and, in such cases, such operating agreements shall control as to Chapel Hill and Cary.

                  6.1 DEFINITIONS. Section 1.31 of the Joint Venture Agreement is hereby amended and replaced in its entirety, and a new Section 1.36 is added to the Joint Venture Agreement, each as set forth below:

                           "1.31 Agreement.  "Agreement" means
                           this Joint Venture Agreement, as
                           amended from time to time."

                           "1.36 Project Entity.  "Project
                           Entity" means any entity formed by
                           ALS and DD (or a DD Affiliate) for
                           their joint ownership of a Facility
                           pursuant to Section 3.1 hereof."


                  6.2 COVENANTS. Article III of the Joint Venture Agreement is hereby amended as set forth in this Section 6.2.

                           6.2.1  FORMATION AND CAPITALIZATION OF ALS-CAROLINA;
FORMATION OF PROJECT ENTITIES; CAPITALIZATION OF PROJECT ENTITIES; PROJECT FINANCING. Sections 3.1, 3.2, 3.3 and 3.4 of the Joint Venture Agreement are hereby deleted in their entireties and replaced with the following new Sections 3.1, 3.2, 3.3 and 3.4, respectively:


                  "3.1 EQUITY PARTICIPATION OF DD; FORMATION OF PROJECT ENTITIES. Commencing on the "Closing Date" as defined in that certain Member Interest Modification Agreement and Amendment to Joint Venture Agreement dated as of January 8, 1997 between DD, ALS and Days Development of North Carolina, L.L.C., and during the remaining Development Term, DD shall have the right, but not the obligation, to participate as an equity investor, in the manner set forth herein, in the ownership of all Facilities (other than Small Facilities (hereinafter defined)) to be newly constructed by ALS in the Territory. If DD elects to make the equity investment contemplated hereby with respect to any such Facility, ALS and DD shall cooperate in the formation of a limited liability company (unless the parties agree upon some other form of legal entity) to develop, construct, own and operate such Facility. The operating agreement, partnership agreement or other governing documents of such Project Entity ("Entity Documents") shall




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         incorporate the terms set forth in this Agreement, and shall otherwise be in such form as is mutually acceptable to ALS and DD. DD's member interest in any such Project Entity ("DD Member Interest") shall represent (unless adjusted pursuant to Section 3.3(b)(ii) hereof) a twenty (20%) percent equity contribution to the Project Entity (the "DD Contribution Percentage") and ALS's member interest in any such Project Entity ("ALS Member Interest") shall represent (unless adjusted pursuant to Section 3.3(b)(ii) hereof) an eighty (80%) percent equity contribution to the Project Entity (the "ALS Contribution Percentage"). DD's interest in the profits, losses, and distributions of each Project Entity shall be as set forth in Section 3.16 hereof.

                  3.2 OFFER OF DD MEMBER INTEREST. If ALS shall elect to develop and construct a Facility in which DD shall have a right to invest pursuant to Section 3.1 hereof, ALS shall prepare a business plan for such entity providing a description of such Facility, estimated construction and development costs, a statement of the total initial equity capital required for such Facility (the "Initial Capital") and the total additional equity capital that may be required for such Facility ("Additional Capital") and a five (5) year budget for such Facility (the "Business Plan"), and shall provide a copy of such Business Plan to DD. Upon its receipt of such Business Plan, DD shall have thirty (30) days to elect either to exercise its right to provide twenty (20%) percent of such Initial and Additional Capital pursuant to the DD Member Interest, or to reject such opportunity. If DD shall not notify ALS of its decision to provide such equity capital during such thirty day period, DD shall be deemed to have waived its right to provide such capital with respect to such Facility and ALS shall be free to develop such Facility substantially in accordance with the terms of the applicable Business Plan, either alone or with one or more equity partners. If DD shall elect to provide such equity capital, DD and ALS shall cooperate in the prompt preparation of Entity Documents for such Facility in accordance herewith and shall promptly fund to such Project Entity their respective portions of the Initial Capital. DD's failure to promptly fund its portion of the Initial Capital shall constitute a waiver of its right to provide equity capital in connection with such Facility pursuant to Section 3.1 hereof.

         3.3 ADDITIONAL CAPITAL CALLS.





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                  (a) Within thirty (30) days' written request of ALS, ALS and
         DD shall provide Additional Capital as necessary to each Project Entity (on a basis proportionate to their 80%/20% equity contribution percentages in such Project Entity and in amounts that do not exceed, in the aggregate, the total Additional Capital for such Project Entity set forth in the Business Plan) to fund development, construction and start-up operations of such Project Entity (any capital call of Initial Capital or Additional Capital, a "Mandatory Capital Call").

                  (b) If either DD or ALS fails to make any Mandatory Capital Call hereunder, then the other party may, at its option and in addition to any other remedies: (i) request and receive a return of any Mandatory Capital Call contribution made by it disproportionate to its respective equity contribution percentage; (ii) make its or its and such defaulting party's Mandatory Capital Call contribution to such entity, and in such event the respective ownership interests in the entity shall be adjusted as of the date such capital contribution is made such that each party's percentage ownership interest shall equal its cumulative capital contributions made by it to such entity compared to all cumulative capital contributions made by the parties to such entity or (iii) loan such amounts to such entity on the terms set forth in Section 3.3(d) below.

                  (c) In addition, if either ALS or DD reasonably believes in the exercise of its business judgment that additional capital is required by any Project Entity to complete a Facility in accordance with the Business Plan and applicable construction plans and specifications previously agreed to by the parties, and the other party does not agree to contribute a proportionate share of such capital, then such party may loan such required funds to such entity on the terms set forth in Section 3.3(d) below.

                  (d) The loans referred to in Sections 3.3(b) and 3.3(c) above shall be evidenced by written promissory notes, shall be nonrecourse (i.e., limited only to the assets of the borrowing entity), subordinated to all other obligations of the entity to which the loan is made on such terms as the entity's institutional lender(s) may reasonably required, shall bear interest at three (3) percentage points over the entity's existing mortgage loan rate from time to time in effect and shall be repaid only as and when such entity has sufficient cash flow (in




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         the lending party's reasonable discretion) to repay the loan (but, in any event, such loans shall be repaid prior to the entity making any distributions to DD and ALS to which such parties might otherwise be entitled).

         3.4 PROJECT FINANCING. The parties will use their best efforts to cause each Project Entity to obtain the necessary construction and permanent financing for the Facility owned by it. ALS will be the sole guarantor of such financing if a guaranty is required."

                           6.2.2  RESPONSIBILITIES OF THE PARTIES.  Section
3.5(c) of the Joint Venture Agreement is hereby deleted in its entirety and replaced with the following new Section 3.5(c), as well as the following new Sections 3.5(d), 3.5(e) and 3.5(f):

                  "(c) All charges associated with the foregoing services provided by ALS or DD or a DD Affiliate including, without limitation, pre-marketing, pre-opening, operating, pre-development, third party, overhead and aborted project costs, shall be paid by the Project Entity with respect to which such charges are incurred, or as agreed on by both parties in writing. Each Project Entity shall reimburse ALS or DD or a DD Affiliate for any site selection, development costs and other expenses incurred by such party and directly relating to such Project Entity, together with costs for services pursuant to Sections 3.5(a) and 3.5(b) directly related to such Project Entity. A detailed schedule of services to be performed by ALS and DD or a DD Affiliate as set forth in Sections 3.5(a) and 3.5(b) and the related charges are set forth in Exhibit I attached hereto ("Listed Services"). Except for the Listed Services, and except as otherwise expressly contemplated by this Agreement or agreed upon subsequently by ALS and DD, Project Entities will not pay any compensation of any type to ALS, DD or their respective Affiliates.

                  (d) Each Project Entity shall be "member managed", if a limited liability company, and "general partner managed," if a general or limited partnership.

                  (e) The requirement to make any capital calls, other than Mandatory Capital Calls, shall require the approval of both ALS and DD.

                  (f) All other matters, whether pertaining to the management, operation and activities of such Project Entity or otherwise, shall be decided by the affirmative vote, approval or consent of the member(s) or partners of such Project Entity holding in excess of fifty percent (50%) of the equity interest in such Project Entity; provided, however, that prior to the first day that the Put Option (hereinafter defined) for such entity becomes exercisable in accordance with Section 3.9 hereof, the following actions shall require the approval of both ALS and DD:

                           (i) Any merger, consolidation, dissolution or
                  reorganization of such Project Entity, or adoption of any plan or agreement to do any of the foregoing;

                           (ii) Any amendment to the Entity Documents for such
                  Project Entity;

                           (iii) Any sale, issuance or purchase by such Project
                  Entity of equity interests in the such Project Entity, or any sale or issuance by such Project Entity of any rights, warrants, options or convertible securities granting the holder thereof the right to purchase from such Project Entity any equity interests in such Project Entity;

                           (iv) Any sale or other transfer by an equity owner of
                  such Project Entity of its interest in such Project Entity, except a transfer to the other equity owner of such Project Entity or an Affiliate thereof;

                           (v) Any change in the principal place of business of
                  such Project Entity;

                           (vi) Any declaration or payment by such Project
                  Entity of any distribution to its equity owners; and

                           (vii) Guarantee or otherwise act as a surety or
                  accommodation party to any indebtedness or liability of any Person, other than endorsement of checks in the normal course of collection.

                           6.2.3  CONSTRUCTION SERVICES. Section 3.6 of the
Joint Venture Agreement is hereby deleted in its entirety and replaced with the following new Section 3.6:

                  "3.6 DEVELOPMENT AND CONSTRUCTION SERVICES. During the Development Term, Days Construction Company, a Virginia corporation ("Days Construction"), shall provide development and construction services to ALS or any Project Entity (ALS or such entity, as applicable, the "Developer Entity"), on an exclusive basis in the manner contemplated hereby, in connection with the construction and development by such

         Developer Entity of new assisted living or specialty care facilities for the elderly ("New Facilities") in the Territory in the manner contemplated hereby:

                  (a) Except as provided in Section 3.6(b) below, Days Construction shall construct each New Facility pursuant to this Section
         3.6 for a guaranteed maximum price agreed upon by Days Construction and the Developer Entity in accordance with the terms of a construction agreement for such New Facility, such agreement to be substantially in the form of the Construction Agreement (Future Project Entities). The Developer Entity will pay Days Construction a construction fee which shall be Days Construction's entire compensation for all services provided by Days Construction as construction manager, including all construction profit and overhead. The construction fee shall be 11% of labor, material and subcontract costs set forth in Section 7.1.1 through 7.1.4.5., and Section ;7.2.1, of AIA Form A-111 (such costs, the "Contract Costs"). 3% will be allocated to development and will be payable when title to the land is acquired by the Developer Entity; provided, however, with respect to any Small Facility (hereinafter defined), the amount payable for development shall be the greater of 3% of the Contract Costs or $50,000. The remaining 8% will be payable in accordance with the applicable Construction Agreement. Days Construction will construct each Facility in accordance with the applicable Construction Agreement, and for a guaranteed maximum price to be agreed upon by the parties.

                  (b) In the event the Developer Entity and Days Construction are unable to agree upon a guaranteed maximum price for any construction agreement, despite all reasonable efforts to do so, at the election of the Developer Entity, the Developer Entity may solicit from other competent construction companies a competitive bid for the construction of the New Facility. If, as a result of such competitive bidding process, the guaranteed maximum price bid (project hard costs, excluding the cost of any furniture, fixtures and equipment purchased directly by the Developer Entity and the 8% construction fee) last submitted by Days Construction shall be more than 105% of the guaranteed maximum price bid (project hard costs, excluding the cost of any FF&E purchased directly by the Developer Entity and a reasonable construction fee (based on the relevant market)) submitted by the other competent construction company (the "Lower Bidder"), then Days Construction will have the option exercisable within twenty (20) days following notice of said Lower Bidder by the Developer Entity to Days Construction to (i) match the Bid and receive its full 8% construction management fee, or (ii) have the Developer Entity assign its rights to the Lower Bidder's contract to Days Construction, such that Days Construction can act as the construction manager on behalf of the Developer Entity, for which Days Construction will be paid a construction management fee of 5% of all costs of construction paid to the Lower Bidder. Payment of the proportional amount of the construction management fee will be made to Days Construction at the same time each payment of construction costs is made to the Lower Bidder. If Days Construction fails to elect either option, Days Construction shall be deemed to have elected the option outlined in clause (ii) above.

                           6.2.4  PUT AND CALL OPTIONS. Section 3.9 of the
Joint Venture Agreement is hereby deleted in its entirety and hereby replaced with the following new Section 3.9:

                  "3.9  PUT AND CALL OPTIONS.

                  (a) ALS hereby grants to DD, and shall confirm in the Entity Documents for each Project Entity, the right to sell to ALS all (but not less than all) of the DD Member Interest in any one or more Project Entities at the fair market value (determined as set forth below) of such DD Member Interest in such Project Entity or Entities pursuant to the terms and conditions set forth herein ("Put Option"). The Put Option with respect to a Project Entity shall be exercisable by DD at any time from and after the six-month anniversary of the acquisition of the Facility owned by such Project Entity (with respect to any existing Facility acquired by an ALS Affiliate and a DD Affiliate pursuant to this Agreement) or Completion of Construction of the Facility owned by such Project Entity (with respect to any Facility developed and constructed by an ALS Affiliate and a DD Affiliate pursuant to this Agreement) (the "6th Month Date"), through and until the tenth (10th) anniversary of the date of acquisition or Completion of Construction of such Facility, as applicable (the "Exercise Period").

                  (b) At ALS's election, the purchase price for any DD Member Interest pursuant to Section 3.9(a) above shall be payable either: (a) in cash or (b) in cash and a note (the "Note Option") as provided below. The Note Option shall only be available if such purchase price (or such purchase price together with the aggregate purchase price paid by ALS within the 180 day period preceding the exercise of such Put Option for DD Member Interests pursuant to prior exercise of any Put Option(s) with respect thereto exceeds $500,000. To the extent a Put Option is exercised and ALS is entitled to elect and so elects to pay the purchase price using the Note Option, an amount equal to 1/2 of such price shall be paid in cash at the closing of the purchase of the DD Interest, and ALS shall give to DD at such closing ALS's promissory note for the remaining 1/2 of the price due DD. Such note shall provide for payment of (i) 50% of the principal amount of the note on the six-month anniversary date of the note, (ii) the balance of the principal amount of the note on the one-year anniversary date of the note, and (iii) quarterly installments of interest only in arrears at a rate of 3% over the rate of interest charged from time to time by the first mortgage lender of the Facility owned by such Project Entity (or if there is no such lender, at prime plus 5%). Such note shall be secured by a pledge of the DD Member Interest so purchased and may be prepaid at ALS's option without penalty. Otherwise, the purchase price shall be paid in cash.

                  The Put Option shall be exercised by written notice from DD to ALS during such times as such Put Option is exercisable in accordance herewith, and the exercise by DD of its Put Option or a failure to exercise such Put Option for one Project Entity shall not preclude DD from later exercising one or more Put Options for other Project Entities.

                  (c) DD hereby grants to ALS, and shall confirm in the Entity Documents for each Project Entity, the right to purchase all (but not less than all) of the DD Member Interest in any one or more Project Entities at the fair market value (determined as set forth below) of such DD Member Interest in such Project Entity or Entities pursuant to the terms and conditions set forth herein ("Call Option"). The Call Option shall be exercisable as to each Project Entity at any time during the applicable Exercise Period, such purchase price to be payable in cash. The Call Option shall be exercised by written notice from ALS to DD during such times as such Call Option is exercisable in accordance herewith, and the exercise by ALS of its Call Option or a failure to exercise such Call Option for a Project Entity shall not preclude ALS from later exercising one or more Call Options for other Project Entities.

                  (d) The purchase price for the DD Member Interest in each Project Entity payable upon the exercise of a Put or Call Option shall be equal to the proceeds that DD would receive if such Project Entity were to sell its Facility at its then-fair market value (allocating any gain or loss resulting therefrom pursuant to the methodology set forth in Sections 3.16(a) and (b) below), satisfy all creditors, and then liquidate. For this purpose, the fair market value of each Facility shall be determined as of the end of the calendar month preceding the date on which a Put or Call Option is exercised, as follows: The fair market value of a Facility shall be the fair market value of such Facility as established by an appraiser jointly agreed upon by both parties. If the parties are unable to agree to an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value. If any party shall fail to designate an appraiser within fifteen (15) days following its receipt of notice from the other party containing (i) the identity of the appraiser designated by such other party and (ii) reference to such party's obligation to designate an appraiser pursuant to this Section
         3.9 within said fifteen (15) day period, then the appraiser for such other party shall be deemed to be jointly agreed upon by both parties. If the fair market value amounts determined by the two appraisers are equal to or within 5% of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value, in which event the fair market value of the Facility shall be equal to the result obtained by averaging the two of the three appraisals which deviate the least from the average of the first two appraisals. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected and if applicable the third appraiser, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. In determining such fair market value of a Facility, the assumption shall be made that the management agreement with ALS or another manager will continue indefinitely and that the percentage management fee then being charged to the applicable Project Entity is equal to the greater of (i) the percentage management fee which is actually being charged at such time, or (ii) six (6) percent. Each appraiser selected hereunder shall be a reputable appraisal firm which has experience in appraising commercial real estate and long term care and/or assisted living facilities (or similar businesses). All appraisers shall have complete access to the relevant books and records of the Project Entity they are appraising during the conduct of their appraisals. Notwithstanding the provisions of this Section 3.9(d), if a DD Member Interest is to be acquired by ALS pursuant to the exercise of a Call Option at any time prior to the twelve month anniversary of the

         Completion of Construction of the Facility owned by the Project Entity to which such DD Member Interest relates, the fair market value for such Facility shall be determined in the manner described in this
         Section 3.9(d), except that the assumption shall be made that such Facility has achieved and is maintaining stabilized occupancy and is operating at corresponding revenue and expense levels (based on such occupancy) as contemplated by the Business Plan for such Project Entity.

                  (e) Either party may invoke the appraisal process of this
         Section 3.9 for any Facility prior to the exercise of its Put or Call Option, as the case may be, so as to enable such party to determine the fair market value of such Facility and, accordingly, the purchase price for the DD Member Interest, before it exercises its option and the price so determined shall govern any subsequent exercise of such Put or Call Option that occurs within the 90-day period after the determination thereof; provided, however, that if the party invoking the appraisal process or the other party does not exercise its Put or Call Option within ninety (90) days after the determination of the fair market value in accordance herewith, then the party invoking the appraisal process will bear all the costs of the appraisal(s). Any and all transfers to ALS of the DD Member Interest in such Project Entity pursuant to the exercise of a Put or a Call Option as provided herein shall be closed, and all payments and deliveries contemplated thereby made, upon the last to occur of (i) thirty (30) days after the fair market value of the DD Member Interest in such Project Entity or Entities is determined in accordance herewith or (ii) ninety (90) days following the exercise of such Put or Call Option.

                  (f) At the closing of the exercise of a Put or Call Option required by this Section 3.9:

                  (i) DD shall deliver to ALS an instrument evidencing the transfer of the DD Member Interest in the Project Entity being purchased and sold, free and clear of all security interests, liens and restrictions, together with such other documents as ALS may reasonably request in connection therewith; and

                  (ii) ALS shall deliver to DD cash and ALS's promissory note, if applicable, constituting the purchase price for the

                           DD Member Interest in such Project Entity, together with such other documents as DD may reasonably request.

                  At the time of the exercise of a Put or Call Option, if DD has at the request of ALS guaranteed any financing of a Project Entity subject to such option, then ALS will use its best efforts to obtain a release of DD of such guaranty. If ALS is unable to obtain such a release, and following the closing of a Put or Call Option there occurs a default in the payment or performance of any obligation whatsoever, whether monetary or otherwise, in connection with such financing, then ALS will indemnify DD for any damages, costs and expenses (including reasonable attorneys' fees) which DD incurs pursuant to any guaranty.

                  (g) Notwithstanding any provision contained in this Section
         3.9 to the contrary:

                  (i) if a Put or Call Option is exercised, then ALS may assign its rights and obligations in respect of the Put or Call Option to an affiliate of ALS so as to preserve the legal existence or tax status of the Project Entity, but no such assignment shall relieve ALS from any obligations to DD;

                  (ii) any reasonable closing costs or real estate transfer tax or fee which arises in connection with any purchase and sale hereunder shall be borne equally by the parties;

                  (iii) equitable adjustments shall be made (in the case of the value of a Project Entity) for any distributions or capital contributions which occur between the date of the determination of the fair market value of the Project Entity and the closing of the Put Option or Call Option transaction; and

                  (iv) DD shall not be entitled to exercise its Put Option for a Project Entity if the Project Entity is materially in default in the financing for the Facility owned by such Project Entity.

                  (h) The Put Option and the Call Option provided for in this
         Section 3.9 are intended (to the extent that such

         Put or Call Option would otherwise be deemed to be a "roll-up transaction" pursuant to said Item 901) to be agreements of the type described in Item 901(c)(2)(i) of Regulation S-K promulgated by the Securities and Exchange Commission.

                  (i) DD shall have the right to designate an Affiliate Controlled by Messrs. Goodwin and Dillon to be the owner of a Project Entity rather than DD. In such event, all references in this Section
         3.9 to DD with respect to the purchase and sale of the ownership interest in such Project Entity shall be to such Affiliate rather than DD, and this Section 3.9 shall be construed consistently therewith. In the event that an Affiliate of DD is designated by DD to own an interest in a Project Entity, then as a condition thereto the Project Entity shall execute in form and substance reasonably satisfactory to ALS an agreement in which the DD Affiliate agrees to be bound by the provisions of this Agreement applicable to such DD Affiliate, including without limitation the provisions of this Section 3.9 and the DD Affiliate shall execute in form and substance reasonably satisfactory to ALS a Collateral Assignment Agreement.

                           6.2.5  SECTION 3.10.  Section 3.10 is deleted in its
entirety and shall not be used.

                           6.2.6  AMENDMENT TO NONCOMPETITION PROVISION.
Section 3.11(c) of the Joint Venture Agreement is hereby amended by the addition of paragraphs (v) and (vi) below to Section 3.11(c):

                  "(v) such restrictions shall not apply to any assisted living, dementia or other specialty care facility that has a projected capital budget (excluding budgeted lease-up deficit) of less than $2 million (provided that such facilities are in fact constructed for less than $2 million) (herein referred to as a "Small Facility"); and

                  (vi) such restrictions shall not be violated by reason of ALS, DD or any of their respective Affiliates acquiring all or substantially all of the operations of another multi-facility operator (or a multi-facility division or operating unit of such operator) of assisted living, dementia or other specialty care facilities, whether by merger, stock or asset purchase or otherwise, provided that none of the acquired assisted living, dementia or other specialty care facilities (the "Acquired Facilities") are located within ten (10) miles of any Facility then jointly owned by ALS and DD."

                           6.2.7 INTERESTS IN PROFITS, LOSSES AND DISTRIBUTIONS.
A new Section 3.16 is hereby added to the Joint Venture Agreement to read as follows:

                  "3.16 Interests in Profits, Losses and Distributions. The Entity Documents for each Project Entity shall provide as follows:

                  (a) Net Losses. Any net loss with respect to the particular Facility, as determined on a quarterly basis, shall be allocated (i) first, one percent (1%) to ALS and ninety-nine percent (99%) to DD until DD's invested capital is thereby exhausted, (ii) then, one hundred percent (100%) to ALS until its invested capital is exhausted, and (iii) then, in proportion to the parties' respective equity contribution percentages (provided, however, that any such net loss to be allocated pursuant to this clause (iii) after both parties' invested capital is exhausted shall instead be first allocated to any party who has guaranteed any debt of the Project Entity, up to the amount of such guaranty).

                  (b) Net Profits. Any net profits with respect to a particular Facility, as determined on a quarterly basis, shall be allocated first to "reverse out" any prior net loss allocations in the reverse order made, with any remaining profit (i.e., any net overall profit from that Facility) to be allocated in proportion to the parties' respective equity contribution percentages. That is (unless the DD Contribution Percentage and ALS Contribution Percentage are modified in accordance with Section 3.3(b)(ii) hereof), any quarterly net profits shall be allocated (i) first, eighty percent (80%) to ALS and twenty percent (20%) to DD to restore any net losses previously allocated to them after the exhaustion of all their collective capital (as adjusted in the event that either party has been allocated any net loss by reason of its guarantee of any debt of the Project Entity), (ii) then, one hundred percent (100%) to ALS to restore any net losses allocated to it by reason of the exhaustion of DD's capital, (iii) then, one percent (1%) to ALS and ninety-nine percent (99%) to DD to reverse the initial losses allocated to the parties in that same proportion, and (iv) then, eighty percent (80%) to ALS and twenty percent (20%) to DD.

                  (c) Distributions. Any distributions of current cash flow shall be made in proportion to the parties' respective equity contribution percentages. No distributions shall be made with respect to any quarter in which the Project Entity derives a net loss, without the consent of both parties. Distributions upon liquidation of the Project Entity (i.e., the distribution of proceeds from the sale of the Project Entity) shall be distributed in accordance with the parties' respective capital account balances (after giving effect to the allocation of any gain or loss resulting from such liquidating sale)."

         7. CONDITIONS TO ALS'S OBLIGATION TO CLOSE. The obligation of ALS to close the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing unless otherwise required below, of each of the following conditions (all or any of which may be waived in whole or in part by ALS):

                  7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by DD, DD-Carolina and the DD Entities in this Agreement and the statements contained in any other instrument, list, certificate or writing delivered by DD, DD-Carolina and the DD Entities pursuant to this Agreement shall be true in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except as consented to by ALS in writing.

                  7.2 PERFORMANCE. DD, DD-Carolina and the DD Entities shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them prior to or at the Closing.

                  7.3 LITIGATION. No suit, proceeding, investigation, injunction, writ or preliminary restraining order shall have been commenced or threatened by any governmental agency on any grounds to restrain, enjoin or hinder the transactions contemplated hereby.

                  7.4 NO MATERIAL ADVERSE EVENT. There shall not have occurred any damage to or destruction of the properties or assets of any Existing Entity by fire or by other casualty, or any other business development, which would have a material adverse effect on any Existing Entity or its business as presently conducted, unless, in the case of damage or destruction, such damage or destruction is insured in all material respects (including business interruption coverage) and can be repaired or replaced in all material respects.

                  7.5 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ALS, and DD, DD-Carolina and the DD Entities shall have made available to ALS for examination the originals or true and correct copies of all documents which ALS may reasonably request and DD, DD-Carolina and the DD Entitites can reasonably obtain in connection with the transactions contemplated by this Agreement.

                  7.6 OTHER DOCUMENTS. DD, DD-Carolina and the DD Entities shall have delivered to ALS such certificates and documents of officers and partners of DD, DD-Carolina and the DD Entities and public officials as shall be reasonably requested by ALS's counsel to establish the existence and status of DD, DD- Carolina and the DD Entities and the due authorization of this Agreement and the transactions contemplated hereby by DD, DD- Carolina and the DD Entities.

                  7.7 REQUIRED CONSENTS. Prior to the Closing, DD, DD- Carolina and the DD Entities shall have obtained all third-party approvals and consents required for the consummation of the matters contemplated hereby.

         8. CONDITIONS TO DD'S AND DD-CAROLINA'S OBLIGATION TO CLOSE. The obligation of DD, DD-Carolina and the DD Entities to close the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing unless otherwise required below, of each of the following conditions (all or any of which may be waived in whole or in part if both DD and DD-Carolina so agree):


                  8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by ALS in this Agreement and the statements contained in any other instrument, list, certificate or writing delivered by ALS pursuant to this Agreement shall be true in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

                  8.2 PERFORMANCE. ALS shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at the Closing.

                  8.3 LITIGATION. No suit, proceeding, investigation, injunction, writ or preliminary restraining order shall have been commenced or threatened by any governmental agency on any grounds to restrain, enjoin or hinder the transactions contemplated hereby.

                  8.4 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to DD and DD-Carolina, and ALS shall have made available to DD and DD-Carolina for examination the originals or true and correct copies of all documents which DD and DD-Carolina may reasonably request in connection with the transactions contemplated by this Agreement.

                  8.5 OTHER DOCUMENTS. ALS shall have delivered to DD and DD-Carolina such certificates and documents of officers of ALS and of public officials as shall be reasonably requested by DD's and DD-Carolina's counsel to establish the existence and status of ALS and the due authorization of this Agreement and the transactions contemplated hereby by ALS.

         9.       TERMINATION, AMENDMENT AND WAIVER.

                  9.1 TERMINATION OF AGREEMENT. Time is of the essence hereof. This Agreement may be terminated in its entirety at any time prior to the
Closing:

                  (A) without liability of any party, by mutual agreement of all the parties hereto;

                  (B) by ALS, if there has been a material violation or breach by DD, DD-Carolina or any DD Entity of any of its covenants, agreements, representations or warranties contained in this Agreement which has not been waived in writing by ALS;

                  (C) by ALS, if any of the conditions precedent to Closing set forth in Section 7 of this Agreement shall not be fulfilled prior to or by January 31, 1997 and shall not have been waived in writing by ALS;

                  (D) DD and DD-Carolina, if there has been a material violation or breach by ALS of any of its covenants, agreements, representations or warranties contained in this Agreement which has not been waived in writing by DD and DD-Carolina; and

                  (E) DD and DD-Carolina, if any of the conditions precedent to Closing set forth in Section 8 of this Agreement shall not be fulfilled prior to or by January 31, 1997 and shall not have been waived in writing by DD and DD-Carolina.

The termination of this Agreement by ALS pursuant to this Section 9.1 shall be effective with respect to DD, DD-Carolina and the DD Entities regardless of whether the failure to fulfill a condition precedent or the violation or breach giving rise to ALS's right to terminate this Agreement is attributable to only one or more than one of DD, DD-Carolina and the DD Entities. Further, the termination of this Agreement by DD or DD-Carolina shall be effective with respect to DD, DD-Carolina and the DD Entities regardless of whether the failure to fulfill a condition precedent or the violation or breach at issue gives rise to the right of only one or both of DD and DD-Carolina to terminate this Agreement.

                  9.2 AMENDMENT, EXTENSION AND WAIVER. At any time prior to the Closing Date, ALS and DD and DD-Carolina may, by an instrument in writing signed by such Persons, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. DD is hereby authorized to act on behalf of each DD Entity in connection with any action taken pursuant to this
Section 9.2.

         10.      OTHER AGREEMENTS.

                  10.1 AMENDMENT TO OPERATING AGREEMENTS. At the Closing, ALS and the applicable DD Entity shall execute, amend or restate each of the Operating Agreements to conform the terms of each of the Operating Agreements to those contemplated by this Agreement with respect to Entity Documents.

         11.      MISCELLANEOUS.

                  11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter.

                  11.2 EXPENSES, TAXES, ETC. Each of DD, DD-Carolina and the DD Entities will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. ALS will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                  11.3 FURTHER ASSURANCES. From time to time, at the request of a party hereto and without further consideration, the other party will execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                  11.4 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and the successors and permitted assigns of such party.

                  11.5 SEVERABILITY. If any provision, clause, or part of this Agreement, or the application thereof under certain




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



circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

                  11.6 ENTIRE AGREEMENT. Except as provided herein to the contrary, this Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the parties on such matters.

                  11.7 HEADINGS. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                  11.8 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if (i) personally delivered; (ii) sent by telecopy, facsimile transmission or other electronic means of transmitting written documents (if confirmation of such transmission is received); or (iii) sent to the parties at their respective addresses indicated herein by registered or certified mail, postage prepaid, return receipt requested, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)      If to ALS, to:

                           Alternative Living Services, Inc.
                           450 North Sunnyslope Road
                           Suite 300
                           Brookfield, Wisconsin  53005
                           Attention:       William F. Lasky
                           Facsimile:       (414) 789-9592

                           with copies to:

                           Rogers & Hardin
                           2700 International Tower
                           229 Peachtree Street, N.W.
                           Atlanta, Georgia  30303
                           Attention:       Alan C. Leet, Esq.
                           Facsimile:       (404) 525-2224





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



                  (b)      If to DD, DD-Carolina, or any DD Entity to:

                           Days Construction Company
                           108 Second Street, S.W.
                           Roanoke, VA  24016
                           Attention:       Mr. Thompson W. Goodwin
                           Facsimile:       (540) 345-9521

                           with copies to:

                           Mr. Douglas D. Wilson
                           Parvin, Wilson & Barnett, P.C.
                           200 Market Place Center
                           114 Market Street
                           Roanoke, VA  24011
                           Facsimile:       (540) 343-8483

or to such other address as the Person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

                  11.9 LAW GOVERNING. This Agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of North Carolina without regard to its conflicts of law rules.

                  11.10 COUNTERPARTS/TELECOPIES. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and telecopy versions of signed documents shall be deemed to be original documents for purposes of Closing.

                  11.11 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

                  11.12 CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The




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



Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

                  11.13 NUMBER; GENDER. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

                  11.14 INCORPORATION OF SCHEDULES AND EXHIBITS. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  11.15 TAXES AND FEES. DD, DD-Carolina or the DD Entities, as applicable, shall pay any transfer, sales or use taxes arising out of the modification and alteration of the DD Interests contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            ALTERNATIVE LIVING SERVICES, INC.


                                            By: ________________________________

                                            Its: _______________________________



                                            DAYS DEVELOPMENT COMPANY, LC


                                            By: ________________________________

                                            Its: _______________________________


                                            DAYS DEVELOPMENT OF NORTH CAROLINA,
                                            L.L.C.


                                            By: ________________________________

                                            Its: _______________________________

                                            DAYS DEVELOPMENT OF WINSTON-SALEM,
                                            L.L.C.


                                            By: ________________________________

                                            Its: _______________________________


                                            DAYS AZ OF GREENSBORO, L.L.C.


                                            By: ________________________________

                                            Its: _______________________________


                                            DAYS AL OF GREENSBORO, L.L.C.


                                            By: ________________________________

                                            Its: _______________________________


                                            DAYS AZ OF CHARLOTTE, L.L.C.


                                            By: ________________________________

                                            Its: _______________________________


                                            DAYS AL OF CHARLOTTE, L.L.C.


                                            By: ________________________________

                                            Its: _______________________________





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


                                   SCHEDULE A



80/20 ENTITY          DD ENTITY                               DD INTEREST
------------          ---------                               -----------

Winston-Salem         Days Development of                         49%
                      Winston-Salem, L.L.C.

Greensboro            Days AZ of Greensboro, L.L.C.               49%

Greensboro II         Days AL of Greensboro, L.L.C.               49%

Charlotte             Days AZ of Charlotte, L.L.C.                49%

Charlotte II          Days AL of Charlotte, L.L.C.                49%